UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
January 31, 2006 (March 16, 2005)
XYBERNAUT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086	54-1799851
(Commission File Number)	(I.R.S. Employer Identification Number)
5175 PARKSTONE DRIVE, SUITE 130, CHANTILLY, VIRGINIA 20151
(Address of Principal Executive Offices) (Zip Code)
(703) 480-0480
(Registrant’s Telephone Number, Including Area Code)
12701 FAIR LAKES CIRCLE, SUITE 550, FAIRFAX, VIRGINIA 22033
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 24, 2006, the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) authorized Xybernaut Corporation (the “Company”) to enter into an Office Lease Agreement by and between Justice Federal Credit Union and the Company (the “New Lease”). On January 25, 2006, the Company leased approximately 9,656 square feet of office space at 5175 Parkstone Drive, Chantilly, Virginia 20151. Pursuant to the New Lease, the Company will pay base rent in the amount of $224,502.00 for the first year of the lease. Rent is payable in equal monthly installments in advance of the first day of the month. The base rent will increase by 3% annually. The lease term commences on February 1, 2006 and will continue for 36 months. The Company has a conditional right, exercisable at its option, to renew the term of the New Lease for one additional period of three years with rent increasing by 3% annually. Pursuant to the New Lease, the Company also paid a security deposit in the amount of $74,834.00 simultaneously with the execution of the New Lease on January 25, 2006. A copy of the New Lease is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
On November 1, 1994, the Company and Hyatt Plaza Limited Partnership (the “Landlord”) entered into an Office Lease Agreement (the “Old Lease”) which will expire on January 31, 2006. The Company has entered into a New Lease as described above. On January 15, 1997, the Company and the Landlord entered into a Storage Space Rental Agreement (the “Storage Space Agreement”) which will expire on January 31, 2006.
On March 16, 2005, the Company entered into a Sixth Amendment to the Old Lease. The expiration date of the Old Lease was extended to January 31, 2006. The base rent was increased to $444,420.25 per year. A copy of such Sixth Amendment to the Old Lease is attached hereto as Exhibit 10.4 and is incorporated by reference herein.
On October 26, 2005, the Bankruptcy Court approved the Seventh Amendment to the Old Lease. Pursuant to such Seventh Amendment, on or before October 31, 2005, the Company vacated Suite 160 and Suite 155 of the leased premises. The base rent was decreased to an annualized rate of $308,061.24 until the end of the lease on January 31, 2006. A copy of such Seventh Amendment to the Old Lease is attached hereto as Exhibit 10.5 and is incorporated by reference herein.
On October 26, 2005, the Bankruptcy Court approved the Sixth Amendment to the Storage Space Agreement. Pursuant to such Sixth Amendment, on or before October 31, 2005, the Company vacated 400 square feet of the leased storage space. The monthly base rent was decreased to $883. A copy of such Sixth Amendment to the Storage Space Agreement is attached hereto as Exhibit 10.6 and is incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
10.1 Office Lease Agreement by and between Justice Federal Credit Union and Xybernaut Corporation.

10.2 Fourth Amendment to the Office Lease Agreement between Hyatt Plaza Limited Partnership and Xybernaut Corporation, dated December 13, 2001.
10.3 Fifth Amendment to the Office Lease Agreement between Hyatt Plaza Limited Partnership and Xybernaut Corporation, dated August 18, 2003.
10.4 Sixth Amendment to the Office Lease Agreement between Hyatt Plaza Limited Partnership and Xybernaut Corporation, dated March 16, 2005.
10.5 Seventh Amendment to the Office Lease Agreement between Hyatt Plaza Limited Partnership and Xybernaut Corporation, dated October 2005.
10.6 Sixth Amendment to the Storage Space Rental Agreement between Hyatt Plaza Limited Partnership and Xybernaut Corporation, dated October 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION
By:	/s/ John F. Moynahan
John F. Moynahan
Executive Vice President and Chief Financial Officer

Dated:  January 31, 2006